Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Joshua Weisser

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
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MOTORS LIQUIDATION COMPANY GUC TRUST

QUARTERLY GUC TRUST REPORTS AS OF SEPTEMBER 30, 2011

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to Section 6.2 of the Motors Liquidation Company GUC Trust Agreement dated March 30, 2011 and between the parties thereto (the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 29, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the attached GUC Trust Reports (as defined in the GUC Trust Agreement and annexed hereto as Exhibits A and B) for the most recently ended fiscal quarter of the GUC Trust.

Financial statements required under Section 6.2(b) of the GUC Trust Agreement are annexed hereto as Exhibit A.

Additional reporting required under Section 6.2(c) of the GUC Trust Agreement is annexed hereto as Exhibit B.

The GUC Trust Reports are not intended to constitute, and should not be construed as, investment advice. The GUC Trust Reports have been provided to comply with the GUC Trust Agreement and the Confirmation Order and for informational purposes only and may not be relied upon to evaluate the merits of investing in any securities or interests referred to herein.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely it its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting these GUC Trust Reports and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated: New York, New York

October 28, 2011

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams Joshua Weisser 200 Park Avenue New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

Motors Liquidation Company GUC Trust

STATEMENT OF NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

September 30, 2011

Unaudited

(Dollars in thousands)

ASSETS
Cash and Cash Equivalents	$75
Cash Due from Motors Liquidation Company	4,535
Investments	48,093
Securities Due From Motors Liquidation Company	1,269,962
Other Assets & Deposits	1,869

TOTAL ASSETS	$1,324,534

LIABILITIES
Accounts Payable & Other Liabilities	$13,716
Liquidating Distributions Payable	96,372
Reserves for Expected Costs of Liquidation	40,808

TOTAL LIABILITIES	$150,896

NET ASSETS IN LIQUIDATION	$1,173,638

Motors Liquidation Company GUC Trust

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

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(Dollars in thousands)

	Three Months Ended September 30, 2011	Six Months Ended September 30, 2011

Net Assets in Liquidation, beginning of period	$2,145,973	$—

Transfer of interest in securities due from Motors Liquidation Company	0	9,254,045

Adjustment of reserves for costs of liquidation	0	(5,657)

Liquidating distributions of securities	(96,372)	(8,067,508)

Net change in fair value of securities due from Motors Liquidation Company	(875,982)	(7,290)

Net income - Interest income	20	49

Net Assets in Liquidation, end of period	$1,173,638	$1,173,638

Motors Liquidation Company GUC Trust

STATEMENT OF CASH FLOWS (LIQUIDATION BASIS)

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(Dollars in thousands)

Six Months Ended September 30, 2011
Cash flows from (used in) operating activities
Cash receipts from interest	$47
Cash paid for professional fees, governance costs and other adminstrative costs	(4,605)

Net cash flows from operating activities	(4,558)
Cash flows from (used in) investing activities
Cash used to purchase investments	(204,174)
Cash from maturities of investments and sales of investments	156,073

Net cash flows from investing activities	(48,101)
Cash flows from (used in) financing activities
Cash transfer from Motors Liquidation Company to fund expected costs of liquidation	52,734

Net cash flows from financing activities	52,734
Net increase in cash and cash equivalents	75

Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$75

Reconciliation of Net Income to Net Cash Used By Operating Activities:

Net income	$49

Adjustments to reconcile net income to net cash provided by operations:
Change in assets and liabilities
Other assets & deposits	(832)
Accounts payable & other liabilities	12,684
Reserves for expected costs of liquidation	(17,581)
Cash due from Motors Liquidation Company	1,122

Net cash flows from operating activities	$(4,558)

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

1.	Purpose of Trust and Plan of Liquidation

Purpose of Trust

The Motors Liquidation Company GUC Trust (“GUC Trust”) is a successor to Motors Liquidation Company (formerly known as General Motors Corp.) (“MLC”) within the meaning of Section 1145 of the United States Bankruptcy Code (“Bankruptcy Code”). The GUC Trust holds, administers and directs the distribution of certain assets pursuant to the terms and conditions of the Motors Liquidation Company GUC Trust Agreement (the “GUC Trust Agreement”), dated as of March 30, 2011, and pursuant to the Second Amended Joint Chapter 11 Plan (the “Plan”), dated March 18, 2011, of MLC and its debtor affiliates (collectively, along with MLC, the “Debtors”), for the benefit of holders of allowed general unsecured claims against the Debtors (“Allowed General Unsecured Claims”).

The GUC Trust was formed on March 30, 2011, as a statutory trust under the Delaware Statutory Trust Act, for the purposes of implementing the Plan and distributing the GUC Trust’s distributable assets. The Plan generally provides for the distribution of certain shares of common stock (“New GM Common Stock”) of the new General Motors Corp. (“New GM”) and certain warrants for the purchase of shares of such stock (the “New GM Warrants”, and together with the “New GM Common Stock”, the “New GM Securities”) to holders of Allowed General Unsecured Claims pro rata by the amount of such claims. In addition, each holder of an Allowed General Unsecured Claim will retain a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims (as defined below)) and cash, if any, remaining at the dissolution of the GUC Trust.

The GUC Trust is administered by Wilmington Trust Company, solely in its capacity as the trust administrator and trustee (the “GUC Trust Administrator”). Among other rights and duties, subject to the terms, conditions and limitations set forth in the GUC Trust Agreement, the GUC Trust Administrator has the power and authority to hold, manage, sell, invest and distribute the assets comprising the GUC Trust corpus, consult with and retain professionals for the administration of the GUC Trust, prosecute and resolve objections to Disputed General Unsecured Claims, take all necessary actions to administer the wind-down of the affairs of the Debtors upon their dissolution, and upon such dissolution, resolve and satisfy, to the extent allowed, the Residual Wind-Down Claims (as defined below). The activities of the GUC Trust Administrator are overseen by FTI Consulting, Inc., solely in its capacity as monitor (the “GUC Trust Monitor”).

Plan of Liquidation

On March 31, 2011, the date the Plan became effective (the “Effective Date”), there were approximately $29,771 million in Allowed General Unsecured Claims (the “Initial Allowed

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

General Unsecured Claims”). In addition, as of the Effective Date, there were approximately $8,154 million in disputed general unsecured claims which reflects liquidated disputed claims and a Bankruptcy Court ordered reserve for unliquidated disputed claims (“Disputed General Unsecured Claims”), but does not reflect potential Avoidance Action General Unsecured Claims (as defined below). The total aggregate amount of general unsecured claims, both allowed and disputed, asserted against the Debtors, inclusive of the potential Avoidance Action General Unsecured Claims (as defined below), was approximately $39,425 million as of the Effective Date.

Pursuant to the GUC Trust Agreement, holders of Disputed General Unsecured Claims become entitled to receive a distribution of New GM Securities from the GUC Trust if, and to the extent that, such Disputed General Unsecured Claims become Allowed General Unsecured Claims. The GUC Trust Agreement provides the GUC Trust Administrator with the authority to file objections to such Disputed General Unsecured Claims within 180 days of the Effective Date (which date may be extended by application to the Bankruptcy Court). Such claims may be prosecuted through alternative dispute resolution proceedings, including mediation and arbitration (“ADR Proceedings”), if appropriate. The GUC Trust Administrator and its professionals are currently prosecuting multiple objections to Disputed General Unsecured Claims.

To the extent that all or a portion of a Disputed General Unsecured Claim is deemed invalid – or “disallowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is disallowed is not entitled to a distribution from the GUC Trust (subject to any appeal rights of the claimant). However, to the extent that a Disputed General Unsecured Claim is fully resolved, and such resolution results in all or a portion of the original Disputed General Unsecured Claim being deemed valid – or “allowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is allowed will be considered an Allowed General Unsecured Claim and will be entitled to a distribution from the GUC Trust as if it were an Allowed General Unsecured Claim on the Effective Date (such claims, “Resolved Disputed Claims”).

In addition to the Allowed General Unsecured Claims (including Resolved Disputed Claims) and the Disputed General Unsecured Claims, there may be additional general unsecured claims against the Debtors, in a currently unknown amount, which may potentially arise in the event that the Debtors (or an alternative designated plaintiff) commence and are successful in prosecuting legal actions arising under the Bankruptcy Code to compel certain recipients of transfers from the Debtors to disgorge the value of such disputed transfers (such actions, “Avoidance Actions”), and in recovering the proceeds of such legal actions.

Only one Avoidance Action, captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”), has been commenced. The Term Loan

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

Avoidance Action was commenced by the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Committee”), and seeks the return of approximately $1.5 billion that had been transferred by the Debtors (with funds advanced after the commencement of the Debtors’ Chapter 11 cases by the United States Treasury and Export Development Canada (together, the “DIP Lenders”)) to a consortium of prepetition lenders pursuant to the terms of the order of the Bankruptcy Court. To the extent that the Committee is successful in obtaining a judgment against the defendant(s) therein, general unsecured claims will arise in the amount of any transfers actually avoided (that is, disgorged) pursuant to the Term Loan Avoidance Action (such general unsecured claims “Avoidance Action General Unsecured Claims,” and together with Resolved Disputed Claims, the “Resolved Allowed Claims”).

It is not clear, however, whether any amounts actually avoided pursuant to the Term Loan Avoidance Action would flow into the GUC Trust. On June 6, 2011, the Committee commenced a separate adversary complaint seeking a declaratory judgment that (a) the DIP Lenders are not entitled to any proceeds of the Term Loan Avoidance Action and have no interests in the trust established for the action under the Plan (the “Avoidance Action Trust”), and (b) the holders of Allowed General Unsecured Claims have the exclusive right to receive any and all proceeds of the Term Loan Avoidance Action, and are the exclusive beneficiaries of the Avoidance Action Trust with respect thereto. This action is still pending.

GUC Trust Distributable Assets

Pursuant to the terms of the Plan, the Bankruptcy Court authorized the distribution of 150 million shares of New GM Common Stock issued by New GM, warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $10.00 per share (“New GM Series A Warrants”), and warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $18.33 per share (“New GM Series B Warrants”). In addition, the agreement governing the sale of substantially all of the assets of the Debtors and related sale documentation together provide that in the event that the Bankruptcy Court enters an order that includes a finding that the estimated aggregate Allowed General Unsecured Claims against the Debtors exceed $35 billion, New GM will be required to issue additional shares of New GM Common Stock for the benefit of the GUC Trust’s beneficiaries (the “Additional Shares”). The number of Additional Shares to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of such sale and before issuance of the Additional Shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion) and (B) the denominator of which is $7 billion. No Additional Shares have been issued as of September 30, 2011.

Funding for GUC Trust Costs of Liquidation

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

The GUC Trust has and will have certain costs to liquidate the trust assets and implement the Plan. On or about the Effective Date, pursuant to the Plan, MLC contributed approximately $52.7 million to the GUC Trust to be held and maintained by the GUC Trust Administrator (as the “GUC Trust Administrative Fund”) for the purpose of paying certain expenses incurred by the GUC Trust Administrator (including fees and expenses for professionals retained by the GUC Trust) (“Wind-Down Costs”). Cash or investments from the GUC Trust Administrative Fund, if any, which remain at the winding up and conclusion of the GUC Trust must be returned to the DIP Lenders. If the GUC Trust Administrator determines that the GUC Trust Administrative Fund is not sufficient to satisfy the current or projected costs and expenses of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities for this purpose. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Wind-Down Costs, in most cases, with the required approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units.

In addition, as permitted by the GUC Trust Agreement, the GUC Trust requested the sale of 87,182 shares of New GM Common Stock and 79,256 warrants of each series of New GM Warrants by MLC in order to provide additional funds for the payment of a portion of expenses related to certain regulatory reporting requirements and actions provided for by the GUC Trust Agreement (“Reporting Costs”), including those directly or indirectly relating to reports to be filed by the GUC Trust with the Securities and Exchange Commission (the “SEC”) or otherwise pursuant to applicable rules, regulations and interpretations of the SEC, the application to the Internal Revenue Service for a private letter ruling regarding the tax treatment of the GUC Trust and the holders of Allowed General Unsecured Claims in respect to the distribution of New GM Securities, and the Term Loan Avoidance Action. The sale, which occurred May 27, 2011, resulted in cash proceeds of approximately $5.7 million (“Other GUC Trust Administrative Cash”). These funds are currently maintained at MLC. Cash or investments held to fund Reporting Costs, if any, which remain at the termination of the GUC Trust will be distributed to holders of Allowed General Unsecured Claims or holders of the GUC Trust Units, as the case may be. If the GUC Trust Administrator determines that the Other GUC Trust Administrative Cash is not sufficient to satisfy the current or projected Reporting Costs of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities to satisfy such costs. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Reporting Costs, with the approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units.

The GUC Trust has initiated a review of expected costs related to the budgets for Wind-Down Costs and Reporting Costs. In the event that the GUC Trust Administrative Fund and the Other GUC Trust Administrative Cash is not sufficient to cover the expected Wind-Down Costs and Reporting Costs, the GUC Trust Administrator may take steps to reserve New GM Securities for sale to satisfy such costs and the reserves for expected liquidation costs would be increased.

MLC Wind-Down

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

Upon the dissolution of the Debtors, which is required to occur no later than December 15, 2011, the GUC Trust will be responsible for resolving and satisfying (to the extent allowed) all remaining disputed administrative expenses, priority tax claims, priority non-tax claims and secured claims (the “Residual Wind-Down Claims”). On the date of dissolution of the Debtors, the Debtors shall transfer to the GUC Trust cash in an amount necessary to satisfy the ultimate allowed amount of such Residual Wind-Down Claims, as estimated by the Debtors (the “Residual Wind-Down Assets”).

Should the cost of satisfying and resolving the Residual Wind-Down Claims (“the Residual Wind-Down Expenses”) and the Residual Wind-Down Claims be less than the Residual Wind-Down Assets, any excess funds will be returned to the DIP Lenders. If at any time the GUC Trust Administrator determines that the Residual Wind-Down Assets are not adequate to satisfy the Residual Wind-Down Expenses, such costs will be satisfied by Other GUC Trust Administrative Cash. If there is no remaining Other GUC Trust Administrative Cash, the GUC Trust Administrator is authorized to, with GUC Trust Monitor approval, reserve and, with Bankruptcy Court approval, sell New GM Securities to cover the shortfall. To the extent that New GM Securities are reserved and sold to obtain funding to complete the wind-down of the Debtors, such securities will not be available for distribution to the beneficiaries of the GUC Trust. Therefore, the amount of Residual Wind-Down Claims and Residual Wind-Down Expenses could reduce the assets of the GUC Trust available for distribution. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from the New GM Securities sold to fund the wind-down process or the resolution and satisfaction of the Residual Wind-Down Claims will be distributed to the beneficiaries of the GUC Trust Units.

2.	Basis of Presentation and Significant Accounting Policies

Liquidation Basis of Accounting

The GUC Trust was created for the purposes described above in Note 1 and has a finite life. As a result, the GUC Trust has prepared the accompanying financial statements on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States. Under the liquidation basis of accounting, assets are stated at their estimated net realizable value, which is the non-discounted amount of cash or its equivalent, into which an asset is expected to be converted in the due course of business less direct costs, while liabilities are reported at their estimated settlement amount, which is the non-discounted amount of cash, or its equivalent, expected to be paid to liquidate an obligation in the due course of business, including direct costs. Additionally, under the liquidation basis of accounting, a reserve has been established for estimated costs expected to be incurred during the liquidation (exclusive of interest expense). These estimates are periodically reviewed and adjusted as appropriate.

The valuation of assets at net realizable value and liabilities at anticipated settlement amount represent estimates, based on present facts and circumstances, and are subject to change.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

Fiscal Year

The GUC Trust’s fiscal year begins on April 1 and ends on the following March 31. The Trust’s second quarter in the fiscal year is from July 1 to September 30. As the GUC Trust was created on March 30, 2011 and the Effective Date of the Plan was March 31, 2011, for financial reporting purposes the GUC Trust is assumed to have been established as of April 1, 2011 and received its initial funding on or about April 1, 2011 which is the beginning of the current six month period ended September 30, 2011 presented in the accompanying financial statements.

Cash and Cash Equivalents

Cash and cash equivalents at September 30, 2011 consist of amounts held in a money market fund.

Cash Due From MLC

Cash due from MLC consists of the GUC Trust’s interest in a segregated cash account held by MLC which contains funds from the sale of New GM Securities to fund regulatory Reporting Costs.

Securities Due From MLC

Securities due from MLC represents the GUC Trust’s interest in New GM Securities held by MLC for future distribution in respect of Allowed General Unsecured Claims and the GUC Trust Units (as defined below). The securities held by MLC consist of shares of New GM Common Stock and New GM Warrants as further described in Note 1 and Note 5. The GUC Trust has valued its interest in the securities due from MLC at their fair value based on quoted market prices.

Investments in Marketable Securities

Investments in marketable securities consist of investments in corporate and municipal commercial paper and demand notes. The GUC Trust has valued these securities at fair value based on quoted market prices or quoted prices for similar securities in active markets.

Other Assets

Other assets consist principally of prepaid insurance and retainers for professionals.

Reserves for Estimated Costs of Liquidation

Under the liquidation basis of accounting, the GUC Trust is required to estimate and accrue the costs associated with implementing the Plan and distributing the GUC Trust’s distributable assets. These costs, described as Wind-Down Costs and Reporting Costs in Note 1, consist principally of professional fees, costs of governance, and other administrative expenses. These amounts may vary significantly due to, among other things, the time required to complete all

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

distributions under the Plan. The GUC Trust has recognized reserves for expected liquidation costs that represent estimated costs to be incurred over the remaining liquidation period. As the GUC Trusts incurs such costs, the reserves are released to offset the costs incurred and a liability to the service provider is recognized as an accounts payable or accrued expense until paid.

Accounts Payable & Other Liabilities

Accounts payable and other liabilities represent amounts due to professionals, service providers, and vendors for services rendered or goods received through the end of the period.

Income Taxes

The GUC Trust is considered to be a Disputed Ownership Fund pursuant to Treasury Regulation Section 1.468B-9. Because all of the assets that have or will be transferred to the GUC Trust are passive investments, the GUC Trust will be taxed as a Qualified Settlement Fund (“QSF”) pursuant to Treasury Regulation Section 1.468-9(c)(1)(ii).

In general, a QSF pays Federal income tax using the C corporation income tax rates on its modified gross income. Modified gross income includes gross income pursuant to Internal Revenue Code Section 61 less administrative expenses, certain losses from the sale, exchange or worthlessness of property, and net operating losses. In general, a Disputed Ownership Fund taxed as a QSF does not recognize gross income on assets transferred to it; therefore, the GUC Trust will not recognize gross income on the transfer of assets from Motors Liquidation Company. The GUC Trust is expected to generate gross income in the form of interest income and possibly gains and/or losses on the ownership of shares of New GM Common Stock and New GM Warrants, which will be reduced by administrative expenses and any accumulated net operating losses, to compute modified gross income.

The QSF tax status of the GUC Trust has been approved by the Internal Revenue Service in a private letter ruling issued on March 2, 2011.

As the GUC Trust is taxable for Federal income tax purposes a current income tax liability is recognized for estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting. The deferred tax assets are periodically reviewed for recoverability and valuation allowances are provided as necessary.

The GUC Trust may also be subject to state income taxes. State deferred tax liabilities and assets are recorded consistent with the treatment for Federal income tax purposes.

The GUC Trust has a net operating loss for income tax purposes for the three and six months ended September 30, 2011. However, a valuation allowance has been recorded for the related deferred tax asset as the Trust does not believe the tax benefit of the net operating loss is likely to be realizable.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

Use of Estimates

The preparation of financial statements on a liquidation basis in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect reported amounts of assets and liabilities. These estimates are subject to known and unknown risks, uncertainties and other factors that could materially impact the amounts reported and disclosed in the financial statements and related footnotes. Significant estimates include the anticipated amounts and timing of future cash flows for expected liquidation costs, fair value of investment securities and allowed amounts of general unsecured claims. Actual results could differ from those estimates.

Subsequent Events

The accompanying financial statements and related disclosures include evaluation of events up through and including October 31, 2011, which is the date the financial statements were available to be issued.

3.	Net Assets in Liquidation

Description

Under the GUC Trust Agreement and the Plan, as described more fully in Note 1, the beneficiaries of the GUC Trust are current and future holders of Allowed General Unsecured Claims and GUC Trust Units (as defined below) (“Trust Beneficiaries”). Certain assets of the GUC Trust are reserved for funding the expected costs of liquidation and not available to the Trust Beneficiaries. Other assets of the GUC Trust, primarily securities due from MLC, as described in Notes 1 and 5, are available to be distributed to the Trust Beneficiaries (“GUC Trust Distributable Assets”) in accordance with the Plan. The net assets available in liquidation, presented in the accompanying financial statements, corresponds to the amount of GUC Trust Distributable Assets as of September 30, 2011.

Trust Units

As described in Note 1, each holder of an Allowed General Unsecured Claim will retain a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such shares of New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims) and cash, if any, remaining at the dissolution of the GUC Trust. The GUC Trust will issue, by credit on its books and records, units representing such contingent rights (“GUC Trust Units”) at the rate of one GUC Trust Unit per $1,000 of Allowed General Unsecured Claims to each holder of an Allowed General Unsecured Claim, subject to rounding pursuant to the GUC Trust Agreement.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

The GUC Trust will make quarterly distributions in respect of the Trust Units to the extent that certain previously Disputed General Unsecured Claims asserted against the estate of MLC are either disallowed or are otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust assets reserved for distribution in respect of such asserted claims) and the resulting amount of Excess GUC Trust Distributable Assets (as defined in the Trust Agreement) as of the end of the relevant quarter exceeds thresholds set forth in the Trust Agreement.

On or about July 8, 2011, the GUC Trust issued 29,770,826 GUC Trust Units to holders of Allowed General Unsecured Claims as of the Effective Date. In addition, on or about July 28, 2011, in connection with the second quarterly distribution, the GUC Trust issued a further 64,393 GUC Trust Units to new holders of Allowed General Unsecured Claims which had been allowed after the Effective Date and on or before the record date for the second quarter distribution. As of September 30, 2011, the record date for the third quarterly distribution by the GUC Trust, the GUC Trust was obligated to distribute New GM Securities and issue 41,349 GUC Trust Units in respect of the Allowed General Unsecured Claims which had been allowed during the quarter ended September 30, 2011.

The following presents the total GUC Trust Units which the GUC Trust issued or was obligated to issue as of September 30, 2011:

Trust Units
Units outstanding as of April 1, 2011	—
Units issued on or about July 8, 2011 for the initial distribution	29,770,826
Units issued on or about July 28, 2011 for the second quarterly distribution	64,393
Units issuable as of September 30, 2011 for third quarterly distribution	41,349

Total units outstanding or issuable at September 30, 2011	29,876,568

Allowed and Disputed Claims

The total cumulative pro rata liquidating distributions ultimately received by Trust Beneficiaries is dependent upon the current amount of Allowed General Unsecured Claims and final resolution of outstanding Disputed General Unsecured Claims and the Term Loan Avoidance Action Claim.

The following table presents a summary of the Allowed and Disputed General Unsecured Claims and Term Loan Avoidance Action Claim for the quarter ended September 30, 2011:

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Term Loan Avoidance Action Claim	Amount of Unresolved Claims	Total Claim Amount (1)
Total, July 1, 2011	$29,835,202	$7,043,392	$1,500,000	$8,543,392	$38,378,594
New Allowed General Unsecured Claims	41,325	—	—	—	41,325
Adjustments to Disputed General Unsecured Claims	—	1,303	—	1,303	1,303
Disputed General Unsecured Claims resolved or disallowed	—	(785,286)		(785,286)	(785,286)

Total, September 30, 2011	$29,876,527	$6,259,409	$1,500,000	$7,759,409	$37,635,935

(1)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and Maximum Amount of Unresolved Claims.

The following table presents a summary of the Allowed and Disputed General Unsecured Claims and Term Loan Avoidance Action Claim for the six months ended September 30, 2011:

(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Term Loan Avoidance Action Claim	Maximum Amount of Unresolved Claims	Total Claim Amount (1)
Total, April 1, 2011	$29,770,812	$8,153,860	$1,500,000	$9,653,860	$39,424,672
New Allowed General Unsecured Claims	105,715	—	—	—	105,715
Adjustments to Disputed General Unsecured Claims	—	1,303	—	1,303	1,303
Disputed General Unsecured Claims resolved or disallowed	—	(1,895,754)	—	(1,895,754)	(1,895,754)

Total, September 30, 2011	$29,876,527	$6,259,409	$1,500,000	$7,759,409	$37,635,935

(1)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and Maximum Amount of Unresolved Claims.

4.	Liquidating Distributions

On or about April 21, 2011 and supplemented by a secondary distribution on May 26, 2011, the GUC Trust made its initial distribution to holders of Allowed General Unsecured Claims as of March 31, 2011, distributing an aggregate of 113,194,172 shares of New GM Common Stock

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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September 30, 2011

and 205,807,642 New GM Warrants (102,903,821 of each of the New GM Series A and New GM Series B Warrants).

On or about July 28, 2011 the GUC Trust made its second distribution. The second quarter distribution comprised (i) a distribution of New GM Securities and GUC Trust Units to holders of Allowed General Unsecured Claims which had been allowed after the record date for the first quarterly distribution and on or before June 30, 2011, the record date for such second distribution and (ii) a distribution in respect of all outstanding GUC Trust Units. In the second quarterly distribution, the GUC Trust distributed an aggregate of 3,342,580 shares of New GM Common Stock and 6,077,344 New GM Warrants (3,038,672 of each of the New GM Series A and New GM Series B Warrants).

Pursuant to section 5.6 (b) of the Plan, which prohibits the receipt of fractional New GM Securities in respect of Trust Beneficiaries’ GUC Trust Units, on or about August 4, 2011, the GUC Trust sold 245 shares of New GM Common Stock and 518 New GM Warrants (259 of each of the New GM Series A and New GM Series B Warrants) realizing net proceeds of $13,068 for distribution to claimants for fractional shares in respect of their GUC Trust Units.

As of September 30, 2011, the record date for the third quarterly distribution by the GUC Trust, the GUC Trust was obligated to distribute New GM Securities (a) to all holders of newly Allowed General Unsecured Claims (which had become allowed after the record date for the second quarterly distribution and on or before September 30, 2011, the record date for the third quarterly distribution), both in respect of their Allowed General Unsecured Claims and in respect of the prior quarterly distribution on the GUC Trust Units which such holders had not then been allocated, and (b) to all holders of GUC Trust Units, including such newly Allowed General Unsecured Claims, in respect of the third quarterly distribution on such Units. In aggregate for all such distributions, the GUC Trust was obligated at September 30, 2011 to distribute 2,538,108 shares of New GM Stock, 2,307,269 Series A New GM Warrants and 2,307,269 Series B New GM Warrants, and, except as set out below, all of these securities were distributed on or about October 28, 2011:

(a) an aggregate of 59,159 shares of New GM Common Stock, 53,739 New GM Series A Warrants and 53,739 New GM Series B Warrants which were otherwise then distributable to certain holders of Allowed General Unsecured Claims were not so distributed because such holders had not then satisfied certain informational requirements necessary to receive these securities, and

(b) an aggregate of 144 shares of New GM Common Stock, 43 New GM Series A Warrants and 43 New GM Series B Warrants that have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held.

As of September 30, 2011, the GUC Trust had accrued liquidating distributions payable of $96,372,273 in respect of the securities then distributable pending satisfaction of informational

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

requirements, the rounding of partial shares due to DTC requirements, and the securities distributed on or about October 28, 2011.

5.	Securities Due from MLC

Pursuant to the terms of the Plan, MLC currently holds the New GM Securities distributable to holders of Allowed General Unsecured Claims. The GUC Trust has the authority to request, and MLC is required to provide, an amount of New GM Securities necessary to make distributions pursuant to the Plan and the GUC Trust Agreement. On or after December 15, 2011, but by no later than December 29, 2011, all remaining undistributed New GM Securities held at MLC are required under the Plan and the GUC Trust Agreement to be transferred from MLC to the GUC Trust (the “GUC Trust Transfer Date”).

At September 30, 2011, the securities due from MLC, at fair value, consisted of the following:

	Number	Value (in thousands)
New GM Common Stock	33,445,711	$674,934
New GM Series A Warrants	30,405,062	353,915
New GM Series B Warrants	30,405,062	241,112

Total		$1,269,962

The number of common stock shares and warrants due from MLC presented above include that number of shares of common stock and warrants which, as of September 30, 2011, were pending distribution to certain holders of Allowed General Unsecured Claims who had not at such date satisfied the information requirements necessary to receive such distributions. These pending distributions comprised 59,159 shares of New GM Common Stock, valued at $1,193,828, 53,739 New GM Series A Warrants, valued at $625,523, and 53,739 New GM Series B Warrants, valued at $426,150 as of September 30, 2011. If any such holder of Allowed General Unsecured Claims does not provide such information by the time of the GUC Trust’s termination, the securities to which the holder would have been entitled will instead be available to the remaining holders of GUC Trust Units.

Further, the numbers and values of New GM Securities due from MLC at September 30, 2011 and in the table above include an aggregate of 144 shares of New GM Common Stock, 43 New GM Series A Warrants and 43 New GM Series B Warrants have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held. In addition, the numbers and values of New GM Securities due from MLC at September 30, 2011 and set out in the table above include 2,478,805 shares of New GM Common Stock, valued at $50,022,285, 2,253,487 New GM Series A Warrants and

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

2,253,487 New GM Series B Warrants valued at $26,230,588 and $17,870,152, respectively, which were distributed on or about October 28, 2011. A liquidating distribution payable has been recognized in the accompanying statement of net assets for all distributions pending as of September 30, 2011. See Note 4.

6.	Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The following table presents information about the GUC Trust’s assets measured at fair value on a recurring basis at September 30, 2011, and the valuation techniques used by the GUC Trust to determine those fair values.

Level 1 – In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets that the Trust has the ability to access.

Level 2 – Fair value determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 – Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discount cash flow methodologies, or similar techniques taking into account the characteristics of the asset. There were no assets or liabilities recorded that are measured with Level 3 inputs at September 30, 2011.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The GUC Trust’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset.

The GUC Trust also holds other assets and liabilities not measured at fair value on a recurring basis, including accounts payable and other liabilities. The fair value of these liabilities is equal to the carrying amounts in the accompanying financial statements due to the short maturity of such instruments.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

The following table summarizes the fair values of those financial instruments measured at fair value at September 30, 2011:

(in thousands)	Level 1	Level 2	Level 3	Balance as of September 30, 2011
Cash equivalents:
Money market funds	$75	$—	$—	$75
Investments:				—
Municipal commercial paper and demand notes		38,100		38,100
Corporate commercial paper		9,993		9,993
Securities due from MLC
New GM Common Stock		674,934		674,934
New GM Warrants		595,027		595,027

Total	$75	$1,318,055	$—	$1,318,130

The Trust’s policy is to recognize transfers between levels of the fair value of the hierarchy as of the actual date of the event of change in circumstances that caused the transfer. There were no significant transfers between levels of the fair value hierarchy during the quarter ended September 30, 2011.

During the quarter ended September 30, 2011 it was determined that the investments in municipal commercial paper and demand notes and corporate commercial paper, which were previously classified as Level 1 assets in the notes to the financial statements dated June 30, 2011, should have been classified as Level 2 assets. Accordingly, these investments have been classified as Level 2 assets based on the fair value hierarchy.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

7.	Reserves for Expected Costs of Liquidation

The following is a reconciliation of the reserves for expected costs of liquidation, including expected reporting costs, for the quarter ended September 30, 2011:

(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Total Reserve for Expected Costs of Liquidation
Balance, July 1, 2011	$43,809	$4,733	$48,542

Less liquidation costs incurred during quarter:
Trust Professionals	(5,045)	(2,077)	(7,122)
Trust Governance	(502)	—	(502)
Other Administrative Expenses	(50)	(60)	(109)

Balance September 30, 2011	$38,212	$2,596	$40,808

The following is a reconciliation of the reserves for expected costs of liquidation, including expected reporting costs, for the six months ended September 30, 2011:

(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Total Reserve for Expected Costs of Liquidation
Balance, April 1, 2011	$52,734	$5,657	$58,391

Less liquidation costs incurred during the six months ended September 30, 2011:
Trust Professionals	(13,375)	(2,923)	(16,298)
Trust Governance	(1,027)	—	(1,027)
Other Administrative Expenses	(120)	(138)	(257)

Balance September 30, 2011	$38,212	$2,596	$40,808

Motors Liquidation Company GUC Trust

Notes to Financial Statements

Unaudited

September 30, 2011

8.	Related Party Transactions

The GUC Trust has entered into a transitional services agreement (“TSA”) with MLC under which MLC will continue to provide certain services to the GUC Trust until the earlier of December 15, 2011, the date on which the GUC Trust notifies MLC that the services are no longer required, or a date mutually agreed upon by the parties. Under the TSA the GUC Trust will reimburse MLC monthly for the costs of providing such services. The GUC Trust paid $106,238 during the six months ending September 30, 2011 to MLC to fully satisfy its obligation as described in the TSA for services.

EXHIBIT B

Motors Liquidation Company GUC Trust
Claims and Distribution Summary	PRIVILEGED & CONFIDENTIAL

		Per section 6.2 (c)(i)			Supplemental Information
		As of Effective Date	As of June, 30, 2011	As of September 30, 2011 (1)	In respect of October 2011 Distribution	Cumulative total including amounts in respect of October 2011 Distribution	Notes
A.	Number of Units Outstanding	0	29,770,826	29,835,219	41,349	29,876,568	(2)

B.	GUC Trust Distributable Assets						(3)
	GUC Trust Common Stock Assets	150,000,000	36,718,646	33,375,815	(2,468,218)	30,907,597
	GUC Trust Warrant Assets “A”	136,363,635	33,380,558	30,341,622	(2,243,834)	28,097,788
	GUC Trust Warrant Assets “B”	136,363,635	33,380,558	30,341,622	(2,243,834)	28,097,788
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0

C.	Claims Summary						(4)
	Total Allowed Amount (i.e., all currently Allowed General Unsecured Claims as of date specified)	$29,770,812,132	$29,835,202,557	$29,876,527,365
	Maximum Amount of all Disputed General Unsecured Claims (in the aggregate)	$8,153,859,851	$7,044,695,099	$6,259,408,672
	Maximum Amount of all Unresolved Term Loan Avoidance Action Claims (in the aggregate)	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Maximum Amount of all Unresolved Other Avoidance Action Claims (in the aggregate)	$0	$0	$0
	Aggregate Maximum Amount (i.e., Maximum Amount of all Disputed General Unsecured Claims, Term Loan	$9,653,859,851	$8,544,695,099	$7,759,408,672
	Avoidance Action Claims and Unresolved Other Avoidance Action Claims
	Current Total Amount	$39,424,671,983	$38,379,897,655	$37,635,936,037

D.	Holdback						(5)
	Protective Holdback - GUC Common Stock Assets	0	0	0
	Additional Holdback - GUC Common Stock Assets	0	0	0
	Reporting and Transfer Holdback - GUC Common Stock Assets	95,060	0	0
	Taxes on Distribution Holdback - GUC Common Stock Assets	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “A”	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “A”	0	0	0
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “A”	86,414	0	0
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “A”	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “B”	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “B”	0	0	0
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “B”	86,414	0	0
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “B”	0	0	0

E.	Claim Disposition						(4)
	Resolved Allowed General Unsecured Claims allowed	Not applicable	$64,390,424	$41,324,809
	Disputed General Unsecured Claims disallowed	Not applicable	$1,044,774,328	$743,961,619
	Unresolved Term Loan Avoidance Action Claims resolved in favor of the respective defendants	Not applicable	$0	$0
	Other Avoidance Action Claims, resolved in favor of the respective defendants	Not applicable	$0	$0

Motors Liquidation Company GUC Trust
Claims and Distribution Summary	PRIVILEGED & CONFIDENTIAL

F.	Distributions in respect of Resolved Allowed General Unsecured Claims of -						(6)
	GUC Common Stock Assets	0	113,194,172	244,827	161,403	113,600,402
	GUC Trust Warrant Assets “A”	0	102,903,821	222,572	146,729	103,273,122
	GUC Trust Warrant Assets “B”	0	102,903,821	222,572	146,729	103,273,122
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0

G.	Distributions in respect of Units of -						(7)
	GUC Common Stock Assets	0	0	3,098,004	2,306,815	5,404,819
	GUC Trust Warrant Assets “A”	0	0	2,816,364	2,097,105	4,913,469
	GUC Trust Warrant Assets “B”	0	0	2,816,364	2,097,105	4,913,469
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0

H.	Excess GUC Trust Distributable Assets reserved for distribution to holders of Units of -
	GUC Common Stock Assets	0	3,098,004	2,306,815
	GUC Trust Warrant Assets “A”	0	2,816,364	2,097,105
	GUC Trust Warrant Assets “B”	0	2,816,364	2,097,105
	GUC Trust Dividend Assets	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0

I.	Additional Shares received (whether held by MLC or the GUC Trust)	0	0	0

Memo	Supplemental Information - In respect of distributions to newly Resolved Allowed General Unsecured
	Claims at next quarterly distribution
	Number of Units to Resolved Allowed General Unsecured Claims				41,349
	Distributions in respect of Resolved Allowed General Unsecured Claims of -
	GUC Common Stock Assets				161,403
	GUC Trust Warrant Assets “A”				146,729
	GUC Trust Warrant Assets “B”				146,729

	Excess GUC Trust Distributable Assets
	GUC Common Stock Assets				2,306,815
	GUC Trust Warrant Assets “A”				2,097,105
	GUC Trust Warrant Assets “B”				2,097,105

Motors Liquidation Company GUC Trust
Claims and Distribution Summary	PRIVILEGED & CONFIDENTIAL

Notes

(1)	The Initial Distribution Date took place on or about April 21, 2011 (with a secondary distribution on or about May 26, 2011 to certain holders of allowed claims as of the initial distribution but who did not receive the April 21 distribution). The second quarterly distribution took place on or about July 28, 2011. The next quarterly distribution date is to take place on or as soon as promptly as practicable after October 1, 2011. That distribution will be made based upon the GUC Trust’s books and records as of September 30, 2011, as reflected herein.
(2)	Pursuant to the GUC Trust Agreement, each holder of an allowed general unsecured claim is deemed to receive “Units” in the GUC Trust evidenced by appropriate notation on the books and records of the GUC Trust calculated at a ratio of one Unit for each $1,000 in amount of allowed general unsecured claim (such that if all Disputed General Unsecured Claims as of September 30, 2011 are subsequently allowed, the Trust would issue approximately 37.64 million units). Units represent the contingent right to receive, on a pro rata basis as provided in the Plan, Excess GUC Trust Distributable Assets (as described in greater detail in Sections G and H hereof). A copy of the GUC Trust Agreement, as amended, is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

Units in respect of general unsecured claims allowed as of the Initial Distribution were not evidenced on the GUC Trust’s books and records until after the Effective Date. Hence, for purposes of this presentation only, Units outstanding as of the Effective Date is deemed to be zero. The 29,835,219 Units outstanding as of September 30, 2011 correlate to the $29,835,202,557 in allowed claims as of June 30, 2011. The Number of Units outstanding as of September 30, 2011 does not directly correspond to allowed claims as of June 30, 2011 on a 1 to 1,000 basis because 16 additional Units were issued due to rounding.

(3)	The amounts reported as GUC Trust Distributable Assets are net of liquidating distributions payable as further described in footnotes 4 and 5 of the Notes to the Financial Statements.

The numbers and values reported for GUC Trust Distributable Assets as of June 30, 2011, as stated on this report, have been reduced by 36 shares of New GM Common Stock and 11 New GM Series A Warrants and 11 New GM Series B Warrants to reflect securities that have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held.

(4)	In section C, the Current Total Amount as of June 30, 2011 reflects an adjustment of $1,303,684 for claims that were reclassified from Allowed General Unsecured Claims to Allowed Administrative Claims. Corresponding adjustments are also reflected in section C in the Maximum Amount of all Disputed General Unsecured Claims and Aggregate Maximum Amount and section E in the Disputed General Unsecured Claims disallowed amount. For Financial Statement purposes this adjustment is disclosed in Note 3 of the Notes to the Financial Statements in the current quarterly financial statements.
(5)	On May 24, 2011, the GUC Trust sold 87,182 common shares and 79,256 warrants of each class of warrant related to the Reporting and Transfer Holdback. The sale resulted in cash proceeds of $5,649,328 which, pursuant to the Plan, is being used to fund certain reporting, tax and litigation costs. These funds are currently held by Motors Liquidation Company for the benefit of the GUC Trust. As of September 30, 2011, no additional assets have been identified for holdback.
(6)	Distributions to holders of Resolved Allowed General Unsecured Claims include (a) distributions such claimants would have received had their claims been allowed as of the Initial Distribution and (b) to the extent Excess GUC Trust Distributable Assets have previously been made available to Unit holders and/or are being made available at the time of the relevant distribution, additional assets in the form of New GM Securities and/or cash in respect of their being beneficiaries of certain numbers of GUC Trust Units The numbers and values reported for Distributions to holders of Resolved Allowed General Unsecured Claims as of June 30, 2011, as stated on this report, have been increased by 36 shares of New GM Common Stock and 11 New GM Series A Warrants and 11 New GM Series B Warrants to reflect securities that have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held.
(7)	Pursuant to the Plan, no portion of the initial distribution to claimants was made “in respect of Units”. Only subsequent distributions of Excess GUC Trust Distributable Assets are made “in respect of Units”. As soon as reasonably practicable after October 1, 2011, distributions of the Excess GUC Trust Distributable Assets as of September 30, 2011 (see section H) will be made on account of 29,876,568 Units (i.e., 29,835,219 Units deemed outstanding as of September 30, 2011 plus 41,349 Units subsequently deemed issued in connection with claims resolved between July 1, 2011 and September 30, 2011). A total of 2,306,815 shares of New GM Common Stock and 2,097,105 warrants from each of the series of New GM Warrants shall be distributed in respect of the 29,876,568 Units outstanding.